AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of the 28th day of June, 2002, by and among Mosaic Equity Trust, a Massachusetts business trust (the "Trust"), 550 Science Drive, Madison, Wisconsin 53711, with respect to its Investors Fund series (the "Acquiring Fund"), Madison Mosaic, LLC, a Wisconsin limited liability company and the investment advisor for the Acquiring Fund, 550 Science Drive, Madison, Wisconsin 53711 ("Mosaic Funds") and La Crosse Funds, Inc., a Wisconsin corporation (the "Company"), 311 Main Street, La Crosse, Wisconsin 54602, with respect to its La Crosse Large Cap Stock Fund series (the "Selling Fund").

All references in this Agreement to action taken or to be taken by the Selling Fund or the Acquiring Fund shall be deemed to refer to action taken or to be taken by the Company and the Trust, on behalf of their respective portfolio series identified herein as the Selling Fund or Acquiring Fund, as the case may be.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368 (a)(1) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization (the "Reorganization") will consist of the transfer by the Selling Fund of substantially all of the assets of the Selling Fund to the Acquiring Fund in exchange solely for shares of beneficial interest, no par value per share, of the Acquiring Fund (the "Acquiring Fund Shares") and the assumption by the Acquiring Fund of certain stated liabilities of the Selling Fund and the distribution, after the Reorganization Date hereinafter referred to, of the Acquiring Fund Shares to the shareholders of the Selling Fund in liquidation of the Selling Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

WHEREAS, the Company is an open-end, registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), of which the Selling Fund is a series, and the Trust is an open-end, registered investment company under the 1940 Act, of the management type, of which the Acquiring Fund is a series;

WHEREAS, the Selling Fund is authorized to issue shares of its common stock and the Acquiring Fund is authorized to issue shares of beneficial interest;

WHEREAS, the Trustees of the Trust have determined that the exchange of substantially all of the assets of the Selling Fund for Acquiring Fund Shares and the assumption of certain stated liabilities by the Acquiring Fund on the terms and conditions hereinafter set forth is in the interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of the transactions contemplated herein;

WHEREAS, the Board of Directors of the Selling Fund has determined that the exchange of substantially all of the assets of the Selling Fund in exchange for the Acquiring Fund Shares and the assumption of certain stated liabilities by the Acquiring Fund, on the terms and conditions hereinafter set forth, is in the interests of the Selling Fund;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I

TRANSFER OF ASSETS OF THE SELLING FUND IN EXCHANGE FOR THE ACQUIRING FUND SHARES AND ASSUMPTION OF SELLING FUND LIABILITIES AND LIQUIDATION OF THE SELLING FUND

1.1 The Exchange. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Selling Fund agrees to transfer substantially all of the Selling Fund's assets as set forth in paragraph 1.2 to the Acquiring Fund, and the Acquiring Fund agrees in exchange therefor (i) to deliver to the Selling Fund the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, determined by dividing the value of the Selling Fund's net assets transferred hereunder computed in the manner and as of the time and date set forth in paragraph 2.1 by the net asset value of one Acquiring Fund Share computed in the manner and as of the time and date set forth in paragraph 2.2 and (ii) to assume certain stated liabilities of the Selling Fund, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Reorganization Date").

1.2 Assets to be Acquired. The assets of the Selling Fund to be acquired by the Acquiring Fund shall consist of all property including without limitation all cash, securities, commodities and futures interests, dividends and interest receivables, owned by the Selling Fund and any deferred or prepaid expenses shown as an asset on the books of the Selling Fund on the Reorganization Date. The Selling Fund has provided the Acquiring Fund with its most recent audited financial statements that contain a list of all of Selling Fund's assets as of the date thereof. The Selling Fund hereby represents that as of the date of the execution of this Agreement there have been no changes in its financial position as reflected in said financial statements other than those occurring in the ordinary course of its business in connection with the purchase and sale of securities, purchase and redemption of shares of the Selling Fund, and the payment of its normal operating expenses. The Selling Fund reserves the right to sell any of such securities but will not, without the prior written approval of the Acquiring Fund, acquire any additional securities other than securities of the type in which the Acquiring Fund is permitted to invest. If it is determined at any time prior to the Reorganization Date that the Selling Fund and the Acquiring Fund portfolios, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Selling Fund if requested by the Acquiring Fund will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Reorganization Date. In addition, prior to the Reorganization Date, the Selling Fund, at the request of the Acquiring Fund, will use its best efforts to dispose of any securities identified by the Acquiring Fund that the Acquiring Fund may not hold in accordance with its investment objectives, policies and restrictions. Notwithstanding the foregoing, nothing herein will require the Selling Fund to dispose of any investments or securities if, in the reasonable judgment of the Selling Fund, such disposition would adversely affect the tax-free nature of the Reorganization or would have a material adverse effect upon the Selling Fund's shareholders.

1.3 Liabilities to be Assumed. The Selling Fund will use commercially reasonable efforts to discharge all of its known liabilities and obligations prior to the Reorganization Date. The Acquiring Fund shall assume only those liabilities, expenses, costs, charges and reserves reflected on a Statement of Assets and Liabilities of the Selling Fund prepared by the Selling Fund's administrator and approved by La Crosse Advisers, L.L.C., the Selling Fund’s investment advisor as of the Valuation Date (as defined in paragraph 2.1), in accordance with generally accepted accounting principles consistently applied from the prior audited period. The Acquiring Fund shall assume only those liabilities of the Selling Fund reflected in such Statement of Assets and Liabilities and shall not assume any other liabilities, whether absolute or contingent, known or unknown, accrued or unaccrued, all of which shall remain the obligation of the Selling Fund.

1.4 Liquidation and Distribution. On, or as soon as practicable after the Reorganization Date (the "Liquidation Date"), (a) the Selling Fund will liquidate and distribute pro rata to the Selling Fund's shareholders of record, determined as of the close of business on the Reorganization Date (the "Selling Fund Shareholders"), the Acquiring Fund Shares received by the Selling Fund pursuant to paragraph 1.1 and (b) the Selling Fund will thereupon proceed to dissolve as set forth in paragraph 1.8 below. The Acquiring Fund shall cause its transfer agent to transfer such Acquiring Fund Shares to open accounts on the share records of the Acquiring Fund in the names of the Selling Fund Shareholders, the records of which, together with share balances on the Reorganization Date in accordance with paragraph 3.4, the Selling Fund shall have caused its transfer agent to provide to the Acquiring Fund’s transfer agent, including the pro rata number of the Acquiring Fund Shares due each Selling Fund Shareholder. All issued and outstanding shares of the Selling Fund will simultaneously be canceled on the books of the Selling Fund. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange, but nothing herein prevents the Acquiring Fund from issuing certificates to its shareholders thereafter.

1.5 Ownership of Shares. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund, as maintained by the Acquiring Fund's transfer agent. Whole or fractional shares of the Acquiring Fund will be issued in the manner described in the Registration Statement to be distributed to the Selling Fund Shareholders as described in paragraph 5.7.

1.6 Transfer Taxes. Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the name of a Selling Fund Shareholder shall, as a condition of such issuance and transfer, be paid by such other person to whom such Acquiring Fund Shares are to be issued and transferred.

1.7 Reporting Responsibility. Any reporting responsibility of the Selling Fund pursuant to applicable law is and shall remain the responsibility of the Selling Fund up to and including the Reorganization Date and such later date on which the Selling Fund is deregistered as provided in paragraph 1.8.

1.8 Termination and Deregistration. The business of the Selling Fund shall be wound up, and the Company shall be dissolved as a Wisconsin corporation and deregistered as an investment company under the 1940 Act, promptly following the Liquidation Date and the making of all distributions pursuant to paragraph 1.4.

ARTICLE II

VALUATION

2.1 Valuation of Assets. The value of the Selling Fund's net assets to be acquired by the Acquiring Fund hereunder shall be the value of such assets computed as of the close of business on the New York Stock Exchange on the business day immediately preceding the Reorganization Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Selling Fund's current prospectus and statement of additional information or such other valuation procedures as shall be mutually agreed upon by the parties in writing.

2.2 Valuation of Shares. The net asset value of an Acquiring Fund Share shall be the net asset value per share computed as of the close of business on the New York Stock Exchange on the Valuation Date, using the valuation procedures set forth in the Trust's Declaration of Trust and the Acquiring Fund's current prospectus and statement of additional information or such other valuation procedures as shall be mutually agreed upon by the parties in writing.

2.3 Shares to be Issued. The number of the Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Selling Fund's assets shall be determined by dividing the value of the net assets of the Selling Fund as determined in accordance with paragraph 2.1, by the net asset value of an Acquiring Fund Share determined in accordance with paragraph 2.2.

2.4 Determination of Value. All computations of value made by the Selling Fund and the Acquiring Fund shall be made in accordance with the respective fund’s regular practice and procedures for computing net asset value or such other valuation procedures as shall be mutually agreed upon by the parties in writing.

ARTICLE III

CLOSING AND REORGANIZATION DATE

3.1 Date of Reorganization. The Reorganization Date shall be August 26, 2002 or as soon thereafter as is reasonably practical. All acts taking place at such closing (the "Closing") shall be deemed to take place simultaneously as of the close of business on the Reorganization Date unless otherwise provided. The Closing shall be held as of 4:00 o'clock p.m. at the offices of Mosaic Funds, 550 Science Drive, Madison, WI 53711, or at such other time and/or place as the parties may mutually agree.

3.2 Custodian's Certificate. The Selling Fund shall cause its custodian, North Central Trust Company (the "Custodian"), to deliver at the Closing a certificate of an authorized officer stating that: (a) the Selling Fund's portfolio securities, cash, and all other assets transferred hereunder have been delivered in proper form to the Acquiring Fund on the Reorganization Date and (b) all necessary taxes including all applicable Federal and state stock transfer stamps, if any, have been paid, or provision for payment has been made, in conjunction with the delivery of portfolio securities hereunder.

3.3 Effect of Suspension in Trading. In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Selling Fund shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Selling Fund is impracticable, the Reorganization Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

3.4 Transfer Agent's Certificate. The Selling Fund shall cause its transfer agent, Sunstone Financial Group, Inc., to deliver at the Closing a certificate of an authorized officer of the transfer agent stating that the transfer agent's records contain the names and addresses of the Selling Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund (directly or through its transfer agent, U.S. Bancorp Fund Services, LLC) shall issue and deliver a confirmation to the Secretary of the Company evidencing the Acquiring Fund Shares to be credited to the Selling Fund Shareholders on the Reorganization Date, or provide evidence satisfactory to the Selling Fund that such Acquiring Fund Shares have been credited to the Selling Fund Shareholders' accounts on the books of the Acquiring Fund as contemplated hereby. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts and other documents as such other party or its counsel may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Representations of the Selling Fund. The Company, on behalf of the Selling Fund, represents and warrants to the Acquiring Fund as follows:

(a) The Company is a Wisconsin corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin (for purposes of this representation, "good standing" means the Company has filed its most recent Annual Report with the Wisconsin Department of Financial Institutions and has not filed Articles of Dissolution as of the date hereof and the Reorganization Date);

(b) The Selling Fund is a series of the Company, and the Company is a registered investment company under the 1940 Act, classified as a management company of the open-end type and such registration with the Securities and Exchange Commission (the "Commission") is currently, and shall be as of the Reorganization Date, in full force and effect;

(c) The current prospectus and statement of additional information of the Selling Fund, including information incorporated by reference therein, conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended, (the "1933 Act") and the 1940 Act and the rules and regulations of the Commission thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d) The Selling Fund is not, and the execution, delivery and performance of this Agreement (subject to shareholder approval) will not result, in violation of any provision of the Company's Articles of Incorporation or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Selling Fund is a party or by which it is bound, except as set forth in Schedule 4.1(d);

(e) The Selling Fund has no material contracts or other commitments (other than this Agreement) which will be terminated with liability to it prior to the Reorganization Date, except as provided in paragraph 6.4;

(f) Except as otherwise disclosed in writing to and accepted by the Acquiring Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Selling Fund, La Crosse Advisers, L.L.C., or North Central Trust Company, or any of their properties or assets which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Selling Fund to carry out the transactions contemplated by this Agreement. The Selling Fund knows of no facts that might form the basis for the institution of such proceedings or investigations and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(g) The financial statements of the Selling Fund at October 31, 2001 have been audited by Arthur Andersen LLP, certified public accountants.  They are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Selling Fund as of such dates, and there are no known contingent liabilities of the Selling Fund as of such dates not disclosed therein;

(h) Since October 31, 2001, there has not been any material adverse change in the Selling Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business. For the purposes of this subparagraph (h), a decline in the net asset value of the Selling Fund shall not constitute a material adverse change;

(i) The Selling Fund has furnished to the Acquiring Fund a semi-annual report as of March 31, 2002, in accordance with generally accepted accounting principles consistently applied, and there are no known contingent liabilities of the Selling Fund as of such date not disclosed therein.

(j) As of the date hereof, and as of the Reorganization Date, all Federal and other tax returns and reports of the Selling Fund required by law to have been filed by such dates shall have been filed, and all Federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and to the best of the Selling Fund's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns;

(k) Since its inception date, the Selling Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company;

(l) All issued and outstanding shares of the Selling Fund are, and at the Reorganization Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Selling Fund, except to the extent otherwise provided in Section 180.0622(2)(b) of the Wisconsin Statutes. All of the issued and outstanding shares of the Selling Fund will, at the time of the Reorganization Date, be held of record by the persons and in the amounts set forth in the records of the transfer agent as provided in paragraph 3.4. The Selling Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Selling Fund shares, nor does it have outstanding any security convertible into any of the Selling Fund shares;

(m) At the Reorganization Date, the Company will have good and marketable title to the Selling Fund's assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2 and, subject to shareholder approval, full right, power, and authority to sell, assign, transfer and deliver such assets hereunder, and upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto;

(n) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Company and the Selling Fund and, subject to approval by the Selling Fund's shareholders, this Agreement constitutes a valid and binding obligation of the Selling Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

(o) The information to be furnished by the Selling Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto; and

(p) The proxy statement of the Selling Fund to be included in the Registration Statement referred to in paragraph 5.7, insofar as it relates to the Company or the Selling Fund, as of the effective date of the Registration Statement and the Reorganization Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

(q) Except as set forth on a closing schedule and accepted by the Acquiring Fund, on the Valuation Date no assets of the Selling Fund have been valued using fair value principles, and all such assets have been valued using readily available market quotations within the meaning of the 1940 Act.

4.2 Representations of the Acquiring Fund. The Trust, on behalf of the Acquiring Fund, and Mosaic Funds represent and warrant, jointly and severally, to the Selling Fund as follows:

(a) The Trust is a Massachusetts business trust duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts.

(b) The Acquiring Fund is a separate investment series of the Trust, and the Trust is registered as an investment company under the 1940 Act classified as a management company of the open-end type and such registration with the Commission is currently, and shall be as of the Reorganization Date, in full force and effect;

(c) The current prospectus and statement of additional information of the Acquiring Fund, including information incorporated by reference therein, conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of the Trust's Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which it is bound;

(e) Except as otherwise disclosed in writing to the Selling Fund and accepted by the Selling Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Fund, Mosaic Funds or Madison Investment Advisors, Inc. or any of their properties or assets which, if adversely determined, would materially and adversely affect their financial condition, the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement. The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings or investigations and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated herein;

(f) The financial statements of the Acquiring Fund at December 31, 2001 have been audited by Deloitte & Touche LLP, certified public accountants. They are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Fund) fairly reflect the financial condition of the Acquiring Fund as of such dates, and there are no known contingent liabilities of the Acquiring Fund as of such dates not disclosed therein;

(g) Since December 31, 2001, there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business. For the purposes of this subparagraph (g), a decline in the net asset value of the Acquiring Fund shall not constitute a material adverse change;

(h) The Acquiring Fund shall furnish to the Selling Fund its Semi-Annual Report as of June 30, 2002, in accordance with generally accepted accounting principles consistently applied, and all known contingent liabilities of the Acquiring Fund as of such date shall be disclosed therein;

(i) As of the date hereof, and as of the Reorganization Date, all Federal and other tax returns and reports of the Acquiring Fund required by law to have been filed by such dates shall have been filed, and all Federal and other taxes shall have been paid so far as due or provision shall have been made for the payment thereof and to the best of the Acquiring Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(j) Since its inception, the Acquiring Fund has met the requirements, and intends to meet the requirements in each subsequent fiscal year, of Subchapter M of the Code for qualification and treatment as a regulated investment company;

(k) All issued and outstanding Acquiring Fund Shares are, and at the Reorganization Date will be, (i) duly and validly issued and outstanding, fully paid and non-assessable (except that, under Massachusetts law, shareholders of the Acquiring Fund could, under certain circumstances described in the Registration Statement, be held personally liable for obligations of the Acquiring Fund) and (ii) offered for sale and sold in conformity with all applicable federal and state securities laws, including the registration provisions thereof. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor does it have outstanding any security convertible into any Acquiring Fund Shares;

(l) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Trust and the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

(m) The Acquiring Fund Shares to be issued and delivered to the Selling Fund for the account of the Selling Fund Shareholders pursuant to the terms of this Agreement will, at the Reorganization Date, have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable (except that, under Massachusetts law, shareholders of the Acquiring Fund could, under certain circumstances described in the Registration Statement, be held personally liable for obligations of the Acquiring Fund);

(n) The information to be furnished by the Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto;

(o) Any filing with the Securities and Exchange Commission (including without limitation, the Registration Statement) with respect to the transactions contemplated hereby, will, on its respective effective date and the Reorganization Date, conform in all material respects to the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act and the rules and regulations of the Commission thereunder, and insofar as it relates to the Trust or the Acquiring Fund, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading;

(p) Except as set forth on a closing schedule and accepted by the Selling Fund, on the Valuation Date no assets of the Acquiring Fund have been valued using fair value principles, and all such assets have been valued using readily available market quotations within the meaning of the 1940 Act; and

(q) On the Reorganization Date, neither the Acquiring Fund nor the Mosaic Funds will be aware of any liability or expense of the Acquiring Fund that is not reflected in the computation of net asset value of the Acquiring Fund under paragraph 2.2, and such computation is in accordance with generally accepted accounting principles consistently applied and the 1940 Act.

ARTICLE V

COVENANTS OF THE ACQUIRING FUND AND THE SELLING FUND

5. 1 Operation in Ordinary Course. The Acquiring Fund and the Selling Fund each will operate its business in the ordinary course between the date hereof and the Reorganization Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and other distributions necessary or desirable to avoid federal income or excise taxes, including the dividend and distribution of the Selling Fund set forth in paragraph 8.5.

5.2 Approval of Shareholders. The Selling Fund will call a meeting of the shareholders of the Selling Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

5.3 Investment Representation. The Selling Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

5.4 Additional Information. The Selling Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests, and the Selling Fund is lawfully permitted to provide, concerning the beneficial ownership of the Selling Fund shares.

5.5 Further Action. Subject to the provisions of this Agreement, the Acquiring Fund and the Selling Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Reorganization Date.

5.6 Statement of Earnings and Profits. As promptly as practicable, but in any case within sixty days after the Reorganization Date, the Selling Fund shall furnish to the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Selling Fund for Federal income tax purposes which will be carried over by the Acquiring Fund as a result of Section 381 of the Code, and which will be certified by the Selling Fund's Treasurer.

5.7 Preparation of Registration Statement and Proxy Materials. The Trust will prepare and file with the Commission a registration statement on Form N-14 relating to the Acquiring Fund Shares to be issued to shareholders of the Selling Fund (the "Registration Statement"). The Registration Statement shall include a proxy statement and a prospectus of the Acquiring Fund relating to the transaction contemplated by this Agreement. The Registration Statement shall be in compliance with the 1933 Act, the 1934 Act and the 1940 Act, as applicable. The Trust shall provide the Company copies of the Registration Statement and all amendments or supplements thereto prior to filing and allow the Company to comment thereon prior to any filing. The Trust shall use all reasonable efforts to have the Commission declare the Registration Statement effective as promptly as practicable after the filing thereof. The Trust shall not amend, supplement, or modify any information contained in the Registration Statement and received from the Selling Fund with respect thereto without the prior consent of the Selling Fund. The Trust shall also take all action required by applicable law in connection with the issuance of the Acquiring Fund Shares. Each party will provide the other party with the materials and information necessary to prepare the proxy statement (the "Proxy Materials"), for inclusion therein, in connection with the meeting of the Selling Fund Shareholders to consider the approval of this Agreement and the transactions contemplated herein.

5.8 Press Releases. Until the Reorganization Date, the Selling Fund and the Acquiring Fund shall not make any public statement or issue any press release with respect to this Agreement or the transactions contemplated hereby without first consulting with each other, except as may be required by law.

5.9 No Prejudicial Conduct. Neither the Selling Fund nor the Acquiring Fund shall take any action, or cause any action to be taken (including, without limitation, the filing of any tax return), that is inconsistent with the desire of the parties to qualify the Reorganization as, or results in the failure of the Reorganization to qualify as, a reorganization within the meaning of Section 368(a)(1) of the Code.

5.10 Notices and Approvals. The Acquiring Fund agrees to use all reasonable efforts to give the notices and obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, state Blue Sky and all other applicable securities laws in order to continue its operations after the Reorganization Date.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING FUND

The obligations of the Selling Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Reorganization Date, and, in addition thereto, the following further conditions:

6.1 Representation Letter. All representations, covenants and warranties of the Trust, on behalf of the Acquiring Fund, and Mosaic Funds contained in this Agreement shall be true and correct as of the date hereof and as of the Reorganization Date with the same force and effect as if made on and as of the Reorganization Date, and the Acquiring Fund shall deliver to the Selling Fund a statement executed in its name by each of the Trust and Mosaic Funds' President or Vice President and its respective Secretary, Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Selling Fund and dated as of the Reorganization Date, to such effect and as to such other matters as the Acquiring Fund shall reasonably request; and

6.2 Legal Opinion. The Selling Fund shall have received opinions from Dewitt Ross & Stevens S.C. and/or Sullivan & Worcester, LLP, counsel to the Acquiring Fund, dated as of the Reorganization Date, in form and substance reasonably satisfactory to the Selling Fund and its counsel, to the effect that:

  The Trust is an unincorporated voluntary association, validly existing under Massachusetts law, that has made all filings required to be made by a voluntary association under Chapter 182 of the Massachusetts General Laws, and the Acquiring Fund is a series portfolio of the Trust;
  The Trust is duly qualified to do business as a foreign trust or association in each jurisdiction in which the nature of the business transacted by it requires such qualification, except where the failure to be so qualified is not likely to have a material adverse effect on the business or properties of the Acquiring Fund;
  The Acquiring Fund has the power to own its properties and assets and to carry on its business as now conducted;
  The execution, delivery and performance of this Agreement and the other documents, agreements or transactions to be executed, delivered or performed by the Acquiring Fund, as contemplated by this Agreement, have been, or prior to such execution, delivery or performance will have been, duly authorized by all necessary action on the part of the Trust and the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;
  The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of the Trust's Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which it is bound;
  The Acquiring Fund Shares to be issued and delivered to the Selling Fund for the account of the Selling Fund Shareholders pursuant to the terms of this Agreement will, at the Reorganization Date, have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable (except that, under Massachusetts law, shareholders of the Acquiring Fund could, under certain circumstances described in the Registration Statement, be held personally liable for obligations of the Acquiring Fund).
  The Acquiring Fund is a separate investment series of the Trust, and the Trust is registered as an investment company under the 1940 Act classified as a management company of the open-end type and such registration with the Commission is in full force and effect.
  To the knowledge of counsel, no consent, approval, authorization, or order of any court or governmental authority of the United States or any State thereof is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, 1940 Act, state securities laws, and any other applicable law.
  Except as otherwise disclosed to the Selling Fund and accepted by the Selling Fund, counsel has no knowledge of any litigation, administrative proceeding or investigation of or before any court or governmental body presently pending or to its knowledge threatened against the Acquiring Fund or its investment adviser or any of its properties or assets which, if adversely determined, would materially and adversely affect its financial condition and the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement. Further, Counsel has no knowledge of any facts that might form the basis for the institution of such proceedings, nor does it have knowledge that the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

Counsel takes no responsibility for the correctness or completeness of statements made or included by the Trust or Acquiring Fund in the Registration Statement and exhibits thereto. In the course of preparation thereof by the Trust or the Acquiring Fund, however, counsel participated in various conferences with certain officers of, and with internal general counsel to the Trust and the Acquiring Fund, and with representatives and counsel for the Company and the Selling Fund. Nothing has come to the attention of counsel in the course of such conferences or otherwise in the course of its representation of the Trust or Acquiring Fund which gives it reason to believe that the Registration Statement, as of the time it became effective or as of the Reorganization Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein regarding the Trust or Acquiring Fund, or necessary to make statements therein regarding the Trust or Acquiring Fund, in light of the circumstances under which they were made, not misleading. Counsel expresses no opinion or belief as to the financial statements, financial data, or statistical data or information regarding the Company or the Selling Fund set forth in (or incorporated by reference in) the Registration Statement and exhibits thereto.

The opinion shall also contain such assumptions and limitations as in the opinion of Acquiring Fund’s counsel shall be appropriate to the matters expressed therein and agreed to by the Selling Fund.

6.3 Amendment to Advisory and Services Agreements. The Trust shall have accepted, contingent on the consummation of the Reorganization, an amendment to Section 6 of the Investment Advisory Agreement between the Trust and Mosaic Funds and Madison Investment Advisors, Inc. dated July 31, 1996 (conformed July 24, 2000 to reflect matters affected by the passage of time) and an amendment to Section 4 of the Services Agreement between the Trust and Mosaic Funds dated July 31, 1996 (conformed July 24, 2000 to reflect matters affected by the passage of time) substantially in the forms attached to this Agreement as Appendix A.

6.4 No Termination Expenses. The Selling Fund shall not be subject to any penalties, fees, or other extraordinary expenses in connection with the Reorganization. The parties recognize that there may be penalties, fees, or other expenses in connection with the early termination of any contract (including the Selling Fund’s contract with Sunstone Financial Group, Inc.) or other obligation and that any such penalties, fees or expenses will be borne by La Crosse Advisors, L.L.C. or its affiliates (other than the Selling Fund). Nothing herein prevents the Selling Fund from continuing to make any payments in the ordinary course of business prior to the Reorganization Date (including customary transaction fees in the course of portfolio trading activity related to the Reorganization or otherwise) in accordance with its prior practice.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Selling Fund of all the obligations to be performed by it hereunder on or before the Reorganization Date and, in addition thereto, the following conditions:

7.1 Representation Letter. All representations, covenants and warranties of the Company, on behalf of the Selling Fund, contained in this Agreement shall be true and correct as of the date hereof and as of the Reorganization Date with the same force and effect as if made on and as of the Reorganization Date, and the Selling Fund shall have delivered to the Acquiring Fund on the Reorganization Date a statement executed in its name by the Company’s President or Vice President and its Secretary, Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and, dated as of the Reorganization Date, to such effect and as to such other matters as the Acquiring Fund shall reasonably request;

7.2 Assets and Liabilities. The Selling Fund shall have delivered to the Acquiring Fund a statement of the Selling Fund's assets and liabilities, together with a list of the Selling Fund's portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Reorganization Date, certified by the Treasurer of the Selling Fund; and

7.3 Legal Opinion. The Acquiring Fund shall have received an opinion from Kirkland & Ellis, counsel to the Selling Fund, dated as of the Reorganization Date, in form and substance reasonably satisfactory to the Acquiring Fund and its counsel, to the effect that:

  The Company is a Wisconsin corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin (for purposes of this opinion, "good standing" means the Company has filed its most recent Annual Report with the Wisconsin Department of Financial Institutions and has not filed Articles of Dissolution as of the date hereof and the Reorganization Date);
  The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business transacted by it requires such qualification, except where the failure to be so qualified is not likely to have a material adverse effect on the business or properties of the Selling Fund;
  The Selling Fund has the power to own its properties and assets and to carry on its business as now conducted;
  The Selling Fund is not, and the execution, delivery and performance of this Agreement (subject to shareholder approval) will not result, in violation of any provision of the Company's Articles of Incorporation or By-Laws or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Selling Fund is a party or by which it is bound, except as set forth in Schedule 4.1(d) to this Agreement;
  The execution, delivery and performance of this Agreement and the other documents, agreements or transactions to be executed, delivered or performed by the Selling Fund, as contemplated by this Agreement, have been, or prior to such execution, delivery or performance will have been, duly authorized by all necessary action on the part of the Company and the Selling Fund and, subject to approval by the Selling Fund's shareholders, this Agreement constitutes a valid and binding obligation of the Selling Fund, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;
  The Selling Fund is a separate series of the Company, and the Company is a registered investment company under the 1940 Act, classified as a management company of the open-end type and such registration with the Commission is in full force and effect.
  To the knowledge of counsel, no consent, approval, authorization, or order of any court or governmental authority of the United States or any State thereof is required for the consummation by the Selling Fund of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, 1940 Act, state securities laws, and any other applicable law.
  Except as otherwise disclosed to the Acquiring Fund and accepted by the Acquiring Fund, counsel does not know of any litigation, administrative proceeding or investigation of or before any court or governmental body presently pending or to its knowledge threatened against the Selling Fund or its investment adviser or any of its properties or assets which, if adversely determined, would materially and adversely affect its financial condition and the conduct of its business or the ability of the Selling Fund to carry out the transactions contemplated by this Agreement. Further, Counsel does not know of any facts that might form the basis for the institution of such proceedings, nor does it have knowledge that the Selling Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated herein.
  The description in the Registration Statement with respect to the Company or the Selling Fund, insofar as they relate to statutes, legal and governmental proceedings, investigations, orders, decrees, or judgments of any court or governmental body and contracts and other documents are accurate in all material respects and fairly present the material required to be shown.

The opinion shall also contain such assumptions and limitations as in the opinion of Selling Fund’s counsel shall be appropriate to the matters expressed therein and agreed to by the Acquiring Fund.

ARTICLE VIII

FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND THE SELLING FUND

If any of the conditions set forth below do not exist on or before the Reorganization Date with respect to the Selling Fund or the Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

8.1 Shareholder Approval. The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Selling Fund in accordance with the provisions of the Company’s Articles of Incorporation and By-Laws and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Selling Fund may waive the conditions set forth in this paragraph 8.1;

8.2 1940 Act Regulatory Matters and Other Actions/Suits. On the Reorganization Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act and no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

8.3 Consents. Any required consents of other parties (including those of the Commission and including any necessary "no-action" positions of and exemptive orders from the Commission, if applicable) to permit consummation of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Selling Fund, provided that either party hereto may for itself waive any of such conditions;

8.4 1933 Act Regulatory Matters. The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness of the Registration Statement or transaction shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act;

8.5 Final Distributions. The Selling Fund shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Selling Fund Shareholders all of the Selling Fund's investment company taxable income for all taxable years ending on or prior to the Reorganization Date (computed without regard to any deduction for dividends paid) and all of its net capital gain realized in all taxable years ending on or prior to the Reorganization Date (after reduction for any capital loss carryforward);

8.6 Tax Opinion. The parties shall have received a favorable opinion of DeWitt, Stevens & Ross, S.C. addressed to the Acquiring Fund and the Selling Fund, in form and substance reasonably satisfactory to the parties, substantially to the effect that for Federal income tax purposes:

  The transfer of substantially all of the Selling Fund assets in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain stated liabilities of the Selling Fund followed by the distribution of the Acquiring Fund's shares to the Selling Fund Shareholders in dissolution and liquidation of the Selling Fund, will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code and the Acquiring Fund and the Selling Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;
  no gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Selling Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain stated liabilities of the Selling Fund;
  no gain or loss will be recognized by the Selling Fund upon the transfer of the Selling Fund assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain stated liabilities of the Selling Fund or upon the distribution (whether actual or constructive) of the Acquiring Fund Shares to Selling Fund Shareholders in exchange for their shares of the Selling Fund;
  no gain or loss will be recognized by Selling Fund Shareholders upon the exchange of their Selling Fund shares for the Acquiring Fund Shares in liquidation of the Selling Fund;
  the aggregate tax basis for the Acquiring Fund Shares received by each Selling Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Selling Fund shares held by such shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Fund Shares to be received by each Selling Fund Shareholder will include the period during which the Selling Fund shares exchanged therefor were held by such shareholder (provided the Selling Fund shares were held as capital assets on the date of the Reorganization); and
  the tax basis of the Selling Fund assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Selling Fund immediately prior to the Reorganization, and the holding period of the assets of the Selling Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Selling Fund.

Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Selling Fund may waive the conditions set forth in this paragraph 8.6.

8.7 Representations by Interested Entities.

  The Acquiring Fund shall have caused Madison Investment Advisors, Inc. to deliver to the Selling Fund the written certificate of Madison Investment Advisers, Inc., executed in its name by its President and its Secretary or Treasurer, attesting to the accuracy of all representations and warranties made by the Acquiring Fund, the Trust and Mosaic Funds in this Agreement as of the Reorganization Date, and undertaking to indemnify the Selling Fund, the Company, and their respective directors, officers, employees, and affiliates (including the Selling Fund’s former directors and officers after the Reorganization Date) from and against any and all losses, claims, demands, damages, liabilities and expenses incurred by any such party (including reasonable attorney's fees and costs) as a result of any material breach or failure of the representations and warranties made by the Acquiring Fund, Mosaic Funds, or the Trust under this Agreement, or resulting from any willful misconduct or gross negligence by the Acquiring Fund, Mosaic Funds, or the Trust in the performance of their obligations hereunder.
  The Selling Fund shall have caused North Central Trust Company to deliver to the Acquiring Fund the written certificate of North Central Trust Company, executed in its name by its President and its Secretary or Treasurer, attesting to the accuracy of all representations and warranties made by the Selling Fund and the Company in this Agreement as of the Reorganization Date, and undertaking to indemnify the Acquiring Fund, the Trust, and their respective trustees, officers, employees, and affiliates from and against any and all losses, claims, demands, damages, liabilities and expenses incurred by any such party (including reasonable attorney's fees and costs) as a result of any material breach or failure of the representations and warranties made by the Selling Fund or Company under this Agreement, or resulting from any willful misconduct or gross negligence by the Selling Fund or the Company in the performance of their obligations hereunder.

ARTICLE IX

BROKERAGE FEES AND, EXPENSES, AND INDEMNIFICATION

9.1 No Commissions. The Acquiring Fund and the Selling Fund each represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein (not including customary transaction fees in the course of portfolio trading activity).

9.2 Expenses. All expenses of the transactions contemplated by this Agreement incurred by the Selling Fund will be borne by La Crosse Advisers, L.L.C (not including customary transaction fees in the course of portfolio trading activity related to the Reorganization or otherwise), while all expenses of the transactions contemplated by this Agreement incurred by the Acquiring Fund will be borne by Mosaic Funds, irrespective of whether such transactions are consummated.

9.3 Indemnification.

  To the extent permitted by applicable law, the Company agrees to indemnify and hold harmless the Acquiring Fund, the Trust, and their respective trustees, officers, employees, and affiliates from and against any and all losses, claims, demands, damages, liabilities and expenses incurred by any such party (including reasonable attorney’s fees and costs) as a result of any material breach or failure of the Selling Fund’s or Company’s representations and warranties under this Agreement, or resulting of any willful misconduct or gross negligence by the Selling Fund or the Company in the performance of their obligations hereunder.
  To the extent permitted by applicable law, the Trust agrees to indemnify and hold harmless the Selling Fund, the Company, and their respective directors, officers, employees, and affiliates from and against any and all losses, claims, demands, damages, liabilities and expenses incurred by any such party (including reasonable attorney’s fees and costs) as a result of any material breach or failure of the Acquiring Fund’s, or the Trust’s representations and warranties under this Agreement, or resulting of any willful misconduct or gross negligence by the Acquiring Fund or the Trust in the performance of their obligations hereunder.

ARTICLE X

ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

10.1 Entire Agreement. The Acquiring Fund and the Selling Fund agree that neither party has made any representation, warranty or covenant not set forth herein, delivered pursuant hereto, or contained in the agreements provided for in paragraph 6.3, and that this Agreement and the agreements provided for in paragraph 6.3 constitute the entire agreement between the parties and supersedes any and all prior agreements, arrangements, and undertakings relating to the matters provided for herein.

10.2 Survival of Warranties. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

ARTICLE XI

TERMINATION

11.1 Termination. This Agreement may be terminated any time at or prior to the Reorganization Date by the mutual agreement of the Acquiring Fund and the Selling Fund. In addition, either the Acquiring Fund or the Selling Fund may at its option terminate this Agreement at or prior to the Reorganization Date because:

(a) of a material breach by the other party of any representation, warranty or agreement contained herein to be performed at or prior to the Reorganization Date, if not promptly cured; or

(b) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

11.2 Damages. Other than as set forth in paragraphs 8.7 and 9.3, in the event of any such termination, there shall be no liability for damages on the part of either the Acquiring Fund or the Selling Fund, the Company, the Trust, Mosaic Funds, or their respective directors, trustees or officers, to the other party or its directors, trustees or officers, but each shall bear the expenses incurred by it incidental to the preparation and carrying out of this Agreement as provided in paragraph 9.2.

ARTICLE XII

AMENDMENTS

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Selling Fund and the Acquiring Fund; provided, however, that following the meeting of the Selling Fund Shareholders called by the Selling Fund pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Selling Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

ARTICLE XIII

NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by overnight courier addressed to

The Acquiring Fund:

Mosaic Funds
550 Science Drive
Madison, Wisconsin 53711
Attention: Katherine L. Frank

or to the Selling Fund

La Crosse Funds, Inc.
311 Main Street
La Crosse, Wisconsin 54602
Attention: Kent Handel

Copy to:

Scott A. Moehrke Kirkland & Ellis
200 E. Randolph
Chicago, Illinois 60601-6636

ARTICLE XIV

HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

14.1 Headings. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

14.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin except that the due authorization, execution and delivery of this Agreement, in the case of the Trust, shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

14.4 Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

14.5 Limitation of Liability. It is expressly agreed to that the obligations of the Selling Fund, the Company, the Acquiring Fund, and the Trust hereunder shall not be binding upon any of their respective trustees, directors, shareholders, nominees, officers, agents, or employees, personally, but with respect to the Acquiring Fund and the Trust, bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust, and with respect to the Selling Fund and the Company, bind only the Company property as provided for in the Company’s Articles of Incorporation and By-Laws. The execution and delivery of this Agreement has been authorized by the Trustees of the Trust and the directors of the Company, on behalf of the Acquiring Fund and Selling Fund, respectively, signed by their respective authorized officers, acting as such, and neither such authorization nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Trust and Company property as set forth in this paragraph 14.5. All persons dealing with the Acquiring Fund must look solely to the Trust property belonging to the Acquiring Fund for the enforcement of any claims against the Acquiring Fund. Nothing in this paragraph 14.5 shall affect the liability or obligations of Mosaic Funds, Madison Investment Advisors, Inc., La Crosse Advisers, L.L.C. or North Central Trust Company as specified in this Agreement.

IN WITNESS WHEREOF, the parties have duly executed and sealed this Agreement, all as of the date first written above.

Mosaic Equity Trust, La Crosse Funds, Inc.,
on behalf of the Investors Fund on behalf of the La Crosse Large Cap Stock Fund

By: (signature)                                             By: (signature)
Name: Katherine L. Frank        Name: Kent Handel
Title: President                 Title: President

Madison Mosaic, LLC

By: (signature)
Name:  Katherine L. Frank
Title:  President

APPENDIX A TO AGREEMENT AND PLAN OF REORGANIZATION

Amendment to Investment Advisory Agreement dated July 31, 1996 between Madison Mosaic, LLC and Madison Investment Advisors, Inc.
and Mosaic Equity Trust

Effective on the consummation of the merger between the La Crosse Large Cap Stock Fund and the Investors Fund series of the Trust, the first paragraph of Section 6 of the Agreement shall be and hereby is revised to reflect the permanent reduction of the management fee payable with respect to such series to read as follows:

    Compensation to the Advisor. For its services hereunder, the Trust shall pay to the advisor a management fee equal to three-quarters (0.75) percent per annum of the average daily net assets of each of the portfolios of the Trust other than the Investors Fund. As of this date, such management fee shall be payable hereunder with respect to the portfolios comprising the following series of shares: the Balanced Fund Shares, the Mid-Cap Fund Shares and the Foresight Fund Shares. With respect to the Investors Fund Shares, the Trust shall pay to the advisor a management fee equal to three-quarters (0.75) percent per annum of the first $100 million of average daily net assets of the portfolio and a fee equal to three-fifths (0.60) percent per annum of average daily net assets in excess of $100 million. Such fees shall be payable monthly as of the last day of the month and shall be the sum of the daily fees calculated as one-three hundred sixty-fifth (1/365), except in leap years one-three hundred sixty-sixth (1/366), of the annual fee based upon each portfolio's assets calculated for the day.

Amendment to Services Agreement dated July 31, 1996
between Madison Mosaic, LLC and Mosaic Equity Trust

Effective on the consummation of the merger between the La Crosse Large Cap Stock Fund and the Investors Fund series of the Trust, Section 4 of the Agreement shall be and hereby is amended to read as follows:

4. Compensation to MM-LLC. MM-LLC shall have no responsibility hereunder to bear at its own expense any costs or expenses of the Trust. The Trust shall pay to MM-LLC a fee per annum for all services provided to the Trust hereunder (including, by way of example and not limitation, transfer agency and shareholder service, portfolio and shareholder accounting, registration fees, audit and legal expenses). Such fee shall be calculated daily, based on the ending daily net assets of the applicable series of the Trust. Such fee shall be payable monthly as of the last day of the month and shall be the sum of the daily fees calculated as one-three hundred sixty-fifth (1/365), except in leap years one-hundred sixty-sixth (1/366), of the annual fee. Such fee is set forth below determined according to the level of net assets of the applicable series of the Trust. This fee may not be raised without approval by the Trust. MM-LLC may lower this fee at any time, which lower fee must be ratified by the Trustees. MM-LLC may not raise the fees hereunder without approval by a majority of the Independent Trustees. Nothing herein prevents MM-LLC from waiving any or all of this fee at any time.

Series	Fee in Basis Points
Mid-Cap Fund	50
Investors Fund	25 on the first $25 million of net assets
12 on the next $25 million
11 on all net assets over $50 million
Balanced Fund	45
Foresight Fund	50

In no event shall the above fee schedule relating to the Investors Fund series be amended to raise fees during the 18 months after the effective date of this amendment unless the net assets of the Investors Fund series falls below $60 million during such period.